Exhibit 99.3

Greif, Inc.
First Quarter 2017 Earnings Results Conference Call
March 2, 2017

CORPORATE PARTICIPANTS
Matt Eichmann Greif, Inc. - VP of IR and Corporate Communications
Pete Watson Greif, Inc. - President and CEO
Larry Hilsheimer Greif, Inc. - EVP and CFO

CONFERENCE CALL PARTICIPANTS
George Staphos BofA Merrill Lynch - Analyst
Ghansham Panjabi Robert W. Baird & Company, Inc. - Analyst
Chris Manuel Wells Fargo Securities, LLC - Analyst
Adam Josephson KeyBanc Capital Markets - Analyst
Dan Jacome Sidoti & Company - Analyst

PRESENTATION
Operator
Good morning. My name is Suzanne and I will be your conference operator today. At this time, I would like to welcome everyone to the Greif 2017 first quarter earnings call.

(Operator Instructions)

Matt Eichmann, you may begin your conference.

Matt Eichmann - Greif, Inc. - VP of IR & Corporate Communications
Thank you, Suzanne. Good morning everyone and welcome to the question and answer portion of Greif's first quarter 2017 earnings conference call. Please take a moment refer to the Q&A slide presentation we posted to our website this morning. Yesterday after the market closed, we posted our earnings slide pepresentation, pre-recorded remarks and our most recent results to our website. I'm now on slide 2.

Responding to your questions this morning are Pete Watson, President and Chief Executive Officer and Larry Hilsheimer, Executive Vice President and Chief Financial Officer. Please turn to slide 3. This morning's question-and-answer session will contain forward-looking statements. Actual results or outcomes may differ materially from those that may be expressed or implied. Please review our filings with the Securities and Exchange Commission for more information regarding the factors that could cause actual results to differ materially from these projections or expectations.

During this question-and-answer session, certain non-GAAP financial measures may be discussed, including those that may include the impacts of acquisitions and divestitures, special items such as restructuring charges and impairment charges and acquisition-related costs. Reconciliation tables are included in our earnings release and the presentation posted on www.investor.Greif.com, yesterday. I'd now like to turn the call over to Pete Watson, Greif's President and Chief Executive Officer for a few brief remarks.

Pete Watson - Greif, Inc. - President & CEO
Thank you, Matt. Good morning everyone, we appreciate your interest in Greif. Our Company is committed to building teams to value delivery, delighting our customers through superior customer service excellence and achieving transformational performance. All the intent to deliver exceptional value to our customers and shareholders.

We had a solid start to our FY17 and would like to highlight several achievements from the quarter, which include sales of $820.9 million a 6.4% improvement versus the prior year first quarter. The consolidated gross profit margin of 19.9%, a 30 basis points year-over-year and the result of continued execution discipline in our operations. Our operating profit before special items is $66.7 million, a nearly 15% improvement versus the prior year first quarter and we are reaffirming our Class A earnings per share before special items guidance range of $2.78 to $3.08 per share.

While I'm pleased with the progress being made, there is still significant opportunities that remain in each of our strategic business segments.

Exhibit 99.3

We remain focused on unlocking additional value for our shareholders. We look forward to your questions today. Suzanne, we're ready for the first question.

QUESTIONS AND ANSWERS
Operator
George Staphos, Bank of America, Merrill Lynch.

George Staphos - BofA Merrill Lynch - Analyst
Thanks and good morning everybody, appreciate the details, Pete. Congratulations on the progress in the quarter. I guess on the last point that you left us with that you said there's still tremendous opportunity across the Greif businesses, specific in RIPS, there's been, certainly from the numbers, very good performance and progressions the last two years.

What in your view is not doing well enough, either from a product, region or process standpoint in terms of RIPS performance? And what would be required either from a capital allocation standpoint to get it to that point or other process issues to get it to that point of better performance? What would be the financial implications from that as well, from a returns standpoint? Thank you.

Pete Watson - Greif, Inc. - President & CEO
Thanks, George. Let me make it very clear, especially regarding RIPS. We're very, very pleased with the performance of that team and our two leaders, Ole Rosgaard and Michael Cronin are doing exceptional jobs with their teams leading the business. Overall, Greif, if you looked at our performance in the first quarter with gross margins at 19.9%, that takes into account a highly inflationary raw material environment which, as you guys know, has an impact of lowering the percentage of sales as it relates to gross margin.

George Staphos - BofA Merrill Lynch - Analyst
Right.

Pete Watson - Greif, Inc. - President & CEO
But also, we did a 330 basis point reduction in our Paper Packaging segment due to the price cost squeeze that we are experiencing. So, that is one opportunity of upside. When you look at, specific on RIPS, to your question, I think we're doing a really good job in discipline, price and product management. We are making significant improvements in our ability to provide higher-levels of customer satisfaction. There is still upside there, which I believe very strongly is a precursor to profitable growth.

Inside our four walls and in our supply chain, we have more opportunities. Some of the focus areas, operationally regarding process stability and process reliability and process predictability, we have a very, very high focus and intensity on reducing unplanned downtime. Which is a matter of how do we improve our maintenance capabilities and improve our operating capabilities. When you reduce unplanned downtime, you improve process stability, which improves their quality capabilities but also unlocks more opportunities either to reduce cost or to improve your volume throughput.

There are tremendous opportunities not only in RIPS, but every business we have. We have a of over 50 key projects around the world on sourcing supply chain initiatives that will continue to add thousands of opportunities for marginal gains that collectively add up to a lot of value. The second, last area, George, is we've talked in the last 1.5 years quite a bit about under performing operations that are either losing money or marginally profitable. We have less of those.

We still have some of those that we are working on, but we've pivoted to look at what is the potential that a business or a plant has in terms of earnings standards? And we've got some very good businesses that are earning good margins that have the ability to make more money. I think those are four or five areas that don't require significant capital that can help us improve our operating performance, over time.

Larry Hilsheimer - Greif, Inc. - EVP & CFO
The other, George, that I would add, we still have opportunities in our SG&A cost in some of our RIPS operations that will play out and we also have opportunity to improve our margin performance in our IBC business, as we build that out. In terms of the financial implications, I would say that they're generally built into the transformation commitments that we've provided to you previously. So it's upside from where we are at this quarter and we've also talked, I think, in the past, about beyond our transformation commitments and the run rate basis coming out of this year that there are other opportunities going forward in both that supply chain and the SG&A space as we complete our ERP system execution, those kind of things.

George Staphos - BofA Merrill Lynch - Analyst

Exhibit 99.3

Okay. Larry, thanks. One more from me and I will turn it over. Just maybe as an aside, I assume more quantification on what the upside might look like will occur in June at your analyst day? You can kind of just affirm or deny that, as you wish.

On IBCs, can you talk about how you are being able to get that type of growth, recognizing it's from a small base. But, what things, in particular, what levers are you pulling to get that? Thank you. I'll turn it over.

Pete Watson - Greif, Inc. - President & CEO
It's really two areas. One, you recognized that we do have a small base and we are expanding our footprint in different regions around the world, predominantly focusing on Europe, North America and APAC in China. The second is, we do business with a significant amount of multinational companies that would like us to supply not only steel drums and fiber drums and plastic drums, but IBCs as well. Our relationships and our abilities to serve in a trusting way to these global multinationals has expanded our reach that has led us into IBCs. I think that's what you are going to see and you will see going forward, a higher growth rate than our normal products because of those two reasons.

Larry Hilsheimer - Greif, Inc. - EVP & CFO
George, just to confirm that yes, at Investor Day in June, we will give more clarity around where we think the opportunities are beyond 2017.

George Staphos - BofA Merrill Lynch - Analyst
Very good. I will turn it over. Thank you.

Operator
Ghansham Panjabi of Baird.

Ghansham Panjabi - Robert W. Baird & Company, Inc. - Analyst
Just to clarify on the first quarter, your fiscal first quarter, did your volumes come in better than maybe your initial expectations? Maybe you can share with us the volume cadence during the quarter and which regions, if any, surprised you?

Pete Watson - Greif, Inc. - President & CEO
Yes. Obviously, we've been growing and building on our ability to serve customers. I think that trajectory of our performance to serve our customers better is one demonstration of why our volumes are up. We also are seeing, in certain regions in North America, and the United States is a great example, that the demand has just improved in the last three or four months.

So, as we've seen that improvement, the volumes have increased as part of a higher optimism in the U.S. around some of the pro-business administration. So, not entirely surprised. If you look around the world, how we see it -- and if you like, I will take it from a macro environment, Ghansham.

Ghansham Panjabi - Robert W. Baird & Company, Inc. - Analyst
Yes.

Pete Watson - Greif, Inc. - President & CEO
As you guys know, our footprint we've experienced pretty high inflationary environments in all of our raw materials and other key input cost is around the world. As I mentioned, U.S. business conditions are much more healthier. There's much more overall optimism that we're seeing from our customers in the market and that's a reflection of volume. And in EMEA, we're starting to see a slowly improving business environment.

I think Larry and I feel more optimistic coming out of our quarterly business reviews for most of the regions in EMEA than we did three or four months ago and that's consistent with some of the euro zone manufacturing data that's been recently released. There is some potential disruption due to the political environments and elections in a few of the European countries as we get further down the road. But again, we feel more optimistic in EMEA. In the APAC region, we see a very consistent consumer pattern to what we've seen in the past year.

In our Latin America, which is predominantly Brazil, we saw the industrial economy improve. But, we remain very cautious about that pace of improvement in Brazil. I think when you look, overall at our outlook, our strategy continues to be grounded in how we drive value and quality and market share, not chasing volume. We're not focused on quantity in market share. I think we're making good progress in that, which is indicative of our performance -- continued performance improvement.

To go a little bit further, lower, macro-wise in the region in North America, we had good improvement in steel and plastics, up 9% and 6%,

Exhibit 99.3

respectively. Our IBCs are up 32%, now that is from a very, very low base, so don't get too excited about that. We've seen much higher chemical demand as some of these market conditions improved and specifically in the Gulf Coast. American Chemistry Council is showing an increase in their forecast for the year at more than 3%, which considering that's one of our big segments, that will be a help to us.

We also see other segments like pharmaceuticals improving and we've seen a good early start in the ag season in both the South and West in our plastic and steel drum business. In EMEA, our steel volumes were down 2%. That's more of a reflection of a slower start to the quarter. But also reflection our price and product and margin mix management as it relates to our strategy focused on quality in market share and not focusing on volume.

We've consolidated one of our operations in Germany, steel drum plants to match our capabilities or capacities to market demand and we still see very strong demand in Eastern Europe and Russia. A little bit slower demand in the Middle East and Africa. IBCs in EMEA are up 16%. That is at a much higher base. So again to my comment to George, I think the multinational companies we serve, like to do business with us and are giving us expansion opportunities as we can provide them multiple products in our portfolio.

I referenced Brazil and Argentina had good market demand. Our steel volume was up 25% versus the prior year quarter. Again, that was from a very, very low base a year ago when that economy was struggling quite significantly. Our plastic business in that market was fairly slack based on the slower ag season and honey and the fires and floods in several of the countries have created lower use ag chems, which is a big segment for us in plastics.

We think that broader market will slightly improve, but we are taking a very, very cautious tone in our outlook in that region. RIPS APAC, our steel volumes are up 2% based on general demand in lubricants and bulk chemicals in China and Singapore, predominantly. Again, we think as the Chinese economy continues to mature at the pace that it's been, we think there's opportunity across all the segments. And just finally, to make sure this is from the ground up as we see it from our operators. And while the markets that we participate in have an influence in our performance, our focus is to be really disciplined and controlled in the levers we control and not being captive to tailwinds or headwinds.

So, we have thousands and thousands of levers in our business that we can control and grasp hold of. And when you do really good job of aggregating all the marginal gains of those thousands of levers and it's starts to show improved business performance. I think we're optimistic about some of the big markets we participate in, but we still have to execute and create value starting with the customer and that's our expectation.

Ghansham Panjabi - Robert W. Baird & Company, Inc. - Analyst
Thanks, Pete. As a quick follow-up, it sounded like for your fiscal 2Q, Europe was a little bit better. Can you first off confirm that and also size that improvement relative to the volume numbers you reported in your fiscal 1Q? Thanks so much.

Pete Watson - Greif, Inc. - President & CEO
I'm sorry. Could you repeat that, Ghansham? I didn't quite get that.

Ghansham Panjabi - Robert W. Baird & Company, Inc. - Analyst
Yes so I think in your comments you were referring to 2Q volumes, maybe the macro improving in Europe for your fiscal 2Q versus the volumes you delivered in the first quarter. Can you sort of size the improvement? I know it's still very early in the quarter.

Pete Watson - Greif, Inc. - President & CEO
So through the first quarter we saw improving volumes in most of EMEA. I didn't comment on Q2. Other than the fact that seeing our performance in January, which is the last month of our first quarter, we are very optimistic about the trajectory of some of our businesses there. So, that was out relative to the improvement throughout Q1 so I really didn't reference Q2. But the expectation, if it continues, is positive.

Larry Hilsheimer - Greif, Inc. - EVP & CFO
Ghansham, our growth in -- as you can see on our price volume chart was pretty nominal increase in EMEA for Q1. We don't anticipate dramatic growth. It's just that if things are feeling better and we are getting the customers we want to serve there -- so, that's where our optimism is based.

Ghansham Panjabi - Robert W. Baird & Company, Inc. - Analyst
Okay. Thanks so much.

Operator

Exhibit 99.3

Chris Manuel of Wells Fargo.

Chris Manuel - Wells Fargo Securities, LLC - Analyst
Congratulations on a strong start to the year.

Pete Watson - Greif, Inc. - President & CEO
Thanks, Chris.

Chris Manuel - Wells Fargo Securities, LLC - Analyst
I wanted to circle in on a couple of topics. If we could talk about price cost and I'm going to try to go through it by different segments. But if we start with the RIPS business, at first. I think price was up for the whole segment, a little north of 10%. Where do you feel, yet in some of the commentary you had and in the text and your slides, it talked about mix or price cost still being perhaps a little bit behind. I know we've seen a lot of inflation.

Could you maybe give us a sense of where you are today? How you've been managing the business? Look, historically, you haven't always done a great job or sometimes it's taken a while. It seemingly didn't make an impact this time around in your margins. Maybe have we not felt it yet or are you doing something different tin the business now to better match materials with orders and protect yourself from a price cost standpoint, what have you?

Pete Watson - Greif, Inc. - President & CEO
Thanks, Chris. If you look at our RIPS business we have had in the last six months pretty high inflationary measures. The acceleration was higher in Europe and China, although the U.S. experienced some similar issues. So, two things. As you guys know, when we have really significant, rapid change in the price of our raw materials, particularly steel, our price adjustment mechanisms will lag at times when there's a really high increase in that.

We had some of that in China. We had parts of that in Europe. But I would say what we are doing a much better job from a process standpoint of managing price in up markets and down markets because we have disciplined pricing management and processes and our two leaders Ole Rosgaard and Michael Cronin, it's very, very important to them. They are very highly involved and our focus, again, is how do we create value and not volume and a big part of that is pricing discipline and I think that's a result of what you see in the first quarter.

Chris Manuel - Wells Fargo Securities, LLC - Analyst
Okay. As a follow-up, maybe for Larry, I think -- I can't remember if I pulled it out of the press release or where, but it sounded like, perhaps, you had bulked up a little in inventory to help with some of the buffer as you saw this coming. With that reverse -- do anticipate have that reversing itself out later in the year? Or, perhaps working capital as you think about it on a year-over-year basis -- I believe you were flat or anticipating a flat environment, might, in fact, that be a modest use of capital? Or how are you thinking about that over the full-year?

Larry Hilsheimer - Greif, Inc. - EVP & CFO
Thanks, Chris. Two things. Our sourcing group did do some opportunistic buying to try to help manage that price increase impact. I would say the majority of that was in North America, a little bit in EMEA. So, that did have a negative impact on working capital for the quarter.

We do expect that we'll achieve some of the benefit of that. We did, already get some. But, we expect some of that method to play out. Relative to working capital, my comments in the recorded remarks, we want to hold ourselves and our teams to a very high standard on managing working capital. So, we view that should be a source of cash.

So as you're growing the business, if we maintain our working capital flat, we should obviously generate cash. That's what we challenge our teams to do. Some of the things, obviously you can mitigate that or opportunistic buys but taking advantage of prepaid discounts which would be not wise to pass up on just to extend your payables and manage your working capital.

Particularly, in this interest rate environment, so we do take advantage of those. We've challenged our teams that despite those factors we expect us to manage our working capital to be flat. That's what -- when I said not up to the standard that we hold ourselves, we are a little disappointed on the performance in the first quarter, but remain committed to being flat for the year. And our teams are challenged to do so and I believe they will deliver. We just have to be better disciplined and make sure that we are collecting our receivables timely in particular.

Chris Manuel - Wells Fargo Securities, LLC - Analyst
That's helpful. Last question, kind of a similar type question. But if I could flip gears to the Paper business for a second, seems like, perhaps you are still a little bit behind in price cost there. We have had some substantial inflation in OCC. A, do have the full $40 put through from

Exhibit 99.3

the October price increase as you sit here today?

Then, B, if we were to get all $50 of what's proposed and what you've announced going forward will the combination -- so A, where are you at with the process putting the first one through and then two, if we got all of the second, will that get you back to where you want to be on cost price spread? Could you end up being a little bit better shape? How would you have us think about that?

Pete Watson - Greif, Inc. - President & CEO
Thanks. If you look at the first increase from October that was executed and blended in through our first quarter. So, by the end of January we had fully implemented. The issue is, it got eroded by a large extent to the increase in OCC and, some other input costs, natural gas and diesel fuel which has significant increases. The increase for the $50 a ton that we had announced for March 15th, assuming OCC does not change, which is probably not a good assumption, the gap between what we increase our container work prices and subsequently converted prices to the system, versus any offset in OCC, will be what the result of the gain could be based on our announced increase.

Larry Hilsheimer - Greif, Inc. - EVP & CFO
Chris, maybe just to add a little bit more color, I stated that we did not build into our guidance range that $50 increase. We have some, but not all of the February increase in. I'd say there's another $14 or so that isn't blended into the forecast either on OCC -- I'm sorry, yes, OCC cost increase.

As Pete said, the OCC market is pretty fickle right now. So, I did not feel comfortable modifying our guidance range, at this point. Because, I think that will play out over the next couple months. So, I'm comfortable where our range is now for all of those different variables.

Chris Manuel - Wells Fargo Securities, LLC - Analyst
Okay. At the end of the day I'm looking at revenue up nicely, but a profit down a little bit and I'm guessing most of that is the spread. As this all gets implemented through, I'm guessing that your margin gets kind of restored is that the hope?

Larry Hilsheimer - Greif, Inc. - EVP & CFO
If nothing changed for the rest of the year, other than the announced OCC cost increase for February and the price increase that we've announced, we'd pick up another $13 million to $15 million.

Chris Manuel - Wells Fargo Securities, LLC - Analyst
Okay. On an annual basis?

Larry Hilsheimer - Greif, Inc. - EVP & CFO
For the rest of this year.

Chris Manuel - Wells Fargo Securities, LLC - Analyst
For the rest of this year, okay.

Larry Hilsheimer - Greif, Inc. - EVP & CFO
It would be in this year's results, right.

Chris Manuel - Wells Fargo Securities, LLC - Analyst
Okay. Thank you, guys. Good luck in the rest of the quarter.

Operator
(Operator Instructions)

Adam Josephson of KeyBanc Capital Markets.

Adam Josephson - KeyBanc Capital Markets - Analyst

Exhibit 99.3

Pete, Larry, Matt, good morning. Pete, just one or two on OCC. Can you talk about why you think it's spiked in recent months and what you -- I appreciate how difficult it is to predict where OCC is going, but can you at least talk about why you think there's been such a spike? Is that more China, is it more e-commerce, is it the lack of collection throughout last year? Can you help us with what's going on and consequently what you expect to happen in the next few months?

Pete Watson - Greif, Inc. - President & CEO
I sure will. Thanks, Adam. I see it as classic supply and demand scenario. Everybody knows that there's been a very high demand in our export markets and it's diverted a lot of the material of OCC to China because of the higher pricing levels. In particular around the coastal regions and actually where we procure a lot of our OCC and you've actually had very, very strong North American mill production across the whole system.

But also specifically some of the recycled mills due to the demand increase in the U.S., which we talked about in one of the earlier questions. You talk about generation in the e-commerce effect that more product was shipped to homes. Therefore, the question is did it get collected in the way stream effectively? That trend and argument makes sense, but I've not seen any factual data to support or confirm it.

So in my view, that's purely speculation. If you look at the future of OCC pricing and you said it best, I'd like to tell you beyond one month what might happen, but we expect to see increases in OCC in the next quarter. But after that, I can't speculate beyond that time frame what may or may not happen.

Adam Josephson - KeyBanc Capital Markets - Analyst
So you expect prices to go up at least in March, it sounds like, by I'm assuming $15 or more.

Pete Watson - Greif, Inc. - President & CEO
I'm not going to comment on the amount. If the trend continues, short-term, I see an inflationary period, short-term.

Adam Josephson - KeyBanc Capital Markets - Analyst
Just relatedly, obviously in your price increase announcement, you cited higher raw material costs. If we are in a panic buying phase on OCC and let's say OCC goes up in March but then it crashes shortly thereafter, which OCC as you know has been prone to do in years past, what would be the justification for the price increase at that point if OCC goes right back down?

Pete Watson - Greif, Inc. - President & CEO
I'll just make comments as it relates to Greif and not industry wise. But the biggest part of this increase for Greif is supply and demand and our system is very, very busy. You saw the numbers. Our mills had record operating volume, our CorrChoice sheet feeder system was up 16%. We do not see -- we see the same type of trajectory in February.

A part of that is due to the U.S. improved manufacturing economy but the other part is a lot to do with what we are doing in that business, which is aligned with strategic partners and customers that are growing and winning in the markets they participate in and it's our heavy growth in specialty products. So, again, our system is very, very full. Our backlogs in our mills are strong and it is for us a supply and demand. The secondary is inflationary environment, but it's not all OCC.

Our natural gas costs are up 66% versus a year ago. Our diesel fuel is up 29% versus a year ago. And quite frankly, the demand that we are seeing in the market is one of the big drivers on why OCC is moving up because the mills need more OCC. To me, it's classic supply and demand and those are the elements that make us very, very confident of our position on the price increase.

Larry Hilsheimer - Greif, Inc. - EVP & CFO
Adam, I would just add we're very committed to delivering appropriate return to our shareholders and we are going to do what we need to do to maintain our margin at the levels that are acceptable to us.

Adam Josephson - KeyBanc Capital Markets - Analyst
But, to be clear, it's not about cost inflation, it's supply demand, right? Because I thought in your letter to customers you indicated it was all about rising input cost, not supply demand?

Pete Watson - Greif, Inc. - President & CEO
I don't have the letter in front of me but if you look at our system, our volume, it's demand and our supply position in our system. But that is part of what's causing an inflationary environment on OCC. Again, we've had significant increase in natural gas and significant increase in

Exhibit 99.3

diesel fuel. Inflationary environment, by itself, is not the answer. You've got to have a high supply -- or excuse me, high demand and we have it. We're very, very tight and we're very, very busy.

Adam Josephson - KeyBanc Capital Markets - Analyst
Thank you, for that, Pete. Two others. One on CapEx. It's obviously been below D&A for several quarters, now. I know you've guided to call it $100 million of CapEx, which would obviously remain well below D&A. Why do you think that is sustainable?

Larry Hilsheimer - Greif, Inc. - EVP & CFO
Adam, I would just say and I've obviously not done a good enough job of being clear on this. We feel extremely comfortable that the range of capital spend that we've provided in a non-acquisitive time is absolutely sufficient. If you look back, we had a number of periods where we're making substantial investments in our Paper business that we were outsized that are influencing some of that, but we've also downsized our footprint. We've consolidated operations, we've eliminated some businesses through our divestitures and there is a bit in that amortization and depreciation that relates to acquisitions that those will tail off they aren't indicative of normal CapEx. So I would just reiterate, we feel very, very comfortable that the range that we provided to you is more than adequate.

Adam Josephson - KeyBanc Capital Markets - Analyst
Okay. Thank you, Larry. One last one. You guys obviously issued a press release last week in response to an article in USA Today that you thought -- you talked about containing inaccuracies and omissions, but it wasn't clear what you were referring to exactly. Can you just go into a little more detail about what you took exception to in that article and whether you expect any financial impact from the situation?

Pete Watson - Greif, Inc. - President & CEO
Yes. I'm not going to get in on this call on the very specifics, other than to say that the basis of those articles was obtained through a secret recording of our employees by a third-party safety and environmental firm that we had hired, with the intent to improve our processes and performance and safety and environment. Some of that information was inaccurate and some of it emphasized outdated or out of context information and really failed to recognize and deemphasize some of the improvements made and the changes instituted there in the past several years.

The only other thing I'll say, we've got an incredibly strong commitment and track record to health and safety and the environment. We achieved our lowest medical case rate history in Greif in 2016. We've got a very cooperative and transparent relationship with local, state and Federal officials in every geography around the world we work and with that said, we are not perfect. We can always improve and we are committed to working with our people and regulatory agencies and communities to achieve our aspiration, which is really zero accident and zero harm environment. In regard to financial potential risk, I'll allow Larry to comment on that, Adam.

Larry Hilsheimer - Greif, Inc. - EVP & CFO
Adam, obviously under GAAP accounting, we obviously feel very, very comfortable with what we've got set aside for environmental and other issues and have no reason to have concern about that anything that we are aware of at this point in time.

Adam Josephson - KeyBanc Capital Markets - Analyst
Thanks a lot, Larry. Appreciate it.

Pete Watson - Greif, Inc. - President & CEO
Thanks, Adam.

Operator
(Operator Instructions)

George Staphos from Bank of America, Merrill Lynch.

George Staphos - BofA Merrill Lynch - Analyst
Hi guys, I'll ask another couple questions and then go back in queue. First of all, what do you think about the potential for there to be some pre-buying in your volumes either in RIPS or paperboard ahead of pricing? No company I've ever asked this question of ever feels that pre-buying is the biggest value of volume but how do you manage against that? Obviously in an inflationary environment there's always going to be a little bit of pre-buying.

Exhibit 99.3

Larry Hilsheimer - Greif, Inc. - EVP & CFO
I would just say, George, when you think of our product, they don't generally have excess parking lots to store drums. So, we don't believe there would be a significant piece of that. Pete was going to comment, also.

Pete Watson - Greif, Inc. - President & CEO
To Larry's point, you've got space issues with our drums, our IBCs and our containerboard. You guys certainly know that some companies do put containerboard out in parking lots. That's not the optimal and you see less and less of that. Most of our customers in paper, we serve them on one day lead times because they are serving their customers in similar fashion.

They don't have the insight to their customer order books, as much. It's a high service, high paced environment. I'm not naive to think some of that happens, but that has nothing -- no impact, in my view, to why our volumes are up.

George Staphos - BofA Merrill Lynch - Analyst
Okay. I appreciate the thoughts, Pete. Can you talk at all about the realism in the SG&A to sales target of 10%, obviously there have been some headwinds in your ability to get there. But, let us know -- update us, if you will, in terms of why you think that's still a realistic target over time?

Or, what observations you may have on that target. Maybe a quick one if I can throw it in since we are on this general subject of cost, OCC, I think you were answering Chris's question, what do have built-in for OCC in your guidance? Thank you.

Larry Hilsheimer - Greif, Inc. - EVP & CFO
A couple things. You'll recall that in the past, I've said that when we kicked off transformation, at the time I had stated I thought the attainment of our margin objectives was going to be the more difficult. Then as time has passed and we've had the significant impacts of currency shifts as well as divestitures -- more revenue than we probably contemplated at that time as we analyzed our unit, I've shifted to say that the SG&A commitment is the more difficult one. That said, we do still believe that we will achieve our transformation commitment on a run rate basis coming out of this year.

It's going to be really difficult. We've got a lot of plans. It's going to take really strong execution and we can't have surprises occur. Some of that may happen. But, I feel comfortable that we have a good plan to achieve that objective coming out of this year.

If we should fall short of some -- we have more opportunity going forward as I've indicated in the past related to things that we will be able to capitalize on, relative to our ERP system implementation that will be completed in the latter half of 2018. Leveraging that will give us more opportunity and I hope over the longer period of time 2018, 2019, that we would be able to challenge ourselves to get more in the 9.5% range over time. We will try to put more color and more specifics around that in June.

I feel good and commenting on this quarter, we had a couple of things in there. We have some -- we true-up our incentives beginning second quarter. Used to be even the third, but we are trying to get to the point where we can accelerate that and adjust every quarter. So we are little high on incentive accruals and some of that had to do with the special payout related to better things than we accrued for at year-end but nothing material.

So, it influenced things a little bit in this quarter and we also had some professional fees related to remediation of our material weaknesses that trailed in and caused a little bit of bump in expenses. But, we expect all of that to mitigate over the year and get us back to where we expect it to be for SG&A for this year. And then as I've said, we do have plans to have us coming out of the year on a run rate basis at that 10% below commitment, but it's going to take a lot of work.

George Staphos - BofA Merrill Lynch - Analyst
On the OCC and your guidance?

Larry Hilsheimer - Greif, Inc. - EVP & CFO
I'm sorry. What we've basically got built-in right now, just on pure OCC, is about $145 a ton across all of our space.

George Staphos - BofA Merrill Lynch - Analyst
Thank you.

Exhibit 99.3

Operator
Dan Jacome of Sidoti.

Dan Jacome - Sidoti & Company - Analyst
Just taking it back to working capital, a quick housekeeping question, more specifically on the DSOs. I think -- I was at analyst day last June and if my mind serves me correctly you were calling for a 30% improvement over time? Where are you on that now, are you still targeting that? Specifically, if you could, can you provide some color on where do you guys stand on the aging of the receivables and the electronic fund transfers, things that you thought at the time there was probably some low hanging fruit to go after? Any update on that? Thanks.

Larry Hilsheimer - Greif, Inc. - EVP & CFO
Dan, we continue to make progress on that goal. We are not as far along as I would expect us to be relative to our first quarter results for the reasons I already mentioned. We remain confident in our ability to achieve the objectives that we laid out last spring. In terms of electronic fund transfers, and the movement of accounts, we are making good progress. I'd like to see that be accelerated from where we are and that's one of the focus areas that we have to help us achieve the flat or better for the year.

Dan Jacome - Sidoti & Company - Analyst
Okay. Great. Looking forward to it, thanks.

Operator
George Staphos, Bank of America, Merrill Lynch.

George Staphos - BofA Merrill Lynch - Analyst
Some last ones from me. On Flexibles, gentlemen, if we could talk a little bit about achievement of your longer-term goals by 2017, recognizing that we will get an update on this in a few months and the goals may or may not change. Do you think that milestone, if it's achieved, makes Flexibles an investable business from here?

And recognizing it's not a yes or no answer, nor one that you can necessarily talk about on a live mic conference call, what are the things you're thinking about in terms of why Flexibles can become an even more and more important part of the portfolio? That's question number one. Question number two, I think last call there were a couple of questions on your views on administrations, new policies, potential from border deductibility and I think the answer was it was too early then to comment. I was wondering if you have any update on that subject for us, today?

Larry Hilsheimer - Greif, Inc. - EVP & CFO
I'll take the second one, first comment on FPS and I think Pete will add a few things, maybe on both, but particularly on FPS. With respect to the administration's proposals, George, it still is pretty much still too early to tell on specific benefits. I think as we indicated previously, anything that would result in a reduction in the U.S. corporate tax rate is a positive factor for us. So, we look forward to seeing that happen.

If it does, that would be beneficial to us. Relative to FPS, we believe that we will achieve the transformation run rate commitments coming out of 2017. We are pleased, very pleased, I'd say, with the job that Hari and his team are doing on executing more rapidly the plan that we laid out at the beginning of their transformation process. And, in terms of it being an investable business, as with everything, we always are assessing our portfolios. I would say, clearly, it's improving performance has us viewing that in a more favorable light.

Yes, we will talk more specifically about it in June and what its longer-term opportunities are. But, they are obviously showing significant improvement on their margin mix management and we talked in the past that by 2020 timeframe, we would expect their margins to be north of 20% and they're making really nice progress on that. We want to see that continue and also improving their operating cost. Good progress, still monitoring it closely, but encouraged by the progress. Pete, do you have anything?

Pete Watson - Greif, Inc. - President & CEO
No. We're very pleased with the pace of change going on and from a growth standpoint, George, we have pretty significant upside just in organic growth with our existing footprint. We have to demonstrate we have the ability to do that, first. Then just to reference to some of the potential policies in the administration, one big one is the border tax and does that have an impact on supply chain. We have very minimal exposure in our supply chain that would not be material risk to our Company if some of those policies play out.

George Staphos - BofA Merrill Lynch - Analyst

Exhibit 99.3

Pete, thanks for that. Larry, one quick one on the 2020 margin goal. I forget is that an EBITDA or is that an operating profit, if you will, margin goal? It sounds like to your comments that growth is really how you begin to make an assault on that target, or maybe not, what are the larger buckets of items that would drive you toward that target? Thank you, guys and good luck in the quarter.

Larry Hilsheimer - Greif, Inc. - EVP & CFO
I'm sorry, it was not clear enough. What I was really speaking to is gross margin on product sales, where we expect it to be north of 20%. But, there is obviously, also opportunities to drive out further SG&A cost and drive that bottom line operating profit, which not any different than our other businesses. We expect that to be 10% or above when they get to that 2020 timeframe.

George Staphos - BofA Merrill Lynch - Analyst
Thank you.

Operator
And there are no further questions at this time. I turn the call back over to Matt Eichmann for his concluding remarks.

Matt Eichmann - Greif, Inc. - VP of IR & Corporate Communications
Thanks a lot, Suzanne. That concludes our call for today. The replay of this question-and-answer session will be available later on, on our website and www.investor.Greif.com. We really appreciate your interest and participation this morning. Thanks a lot and have a good remainder to your day.

Operator
This concludes today's conference call. You may now disconnect.